Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

AMPHENOL REPORTS RECORD FOURTH QUARTER 2020

RESULTS AND ANNOUNCES 2-FOR-1 STOCK SPLIT

Fourth Quarter 2020 Highlights:

●	Record sales of $2.426 billion, up 13% in U.S. dollars and 11% organically compared to the fourth quarter 2019
●	Record GAAP diluted EPS of $1.15, up 12% compared to the prior year period
●	Record Adjusted Diluted EPS[1] of $1.13, up 15% compared to the prior year period
●	GAAP and Adjusted operating margin of 20.1% and 20.6%, respectively
●	Record operating and free cash flow of $441 million and $371 million, respectively
●	Closed on two acquisitions in January 2021, Positronic and El-Cab
●	Announced 2-for-1 stock split effective March 4, 2021

Full-year 2020 Highlights:

●	Record sales of $8.599 billion, up 5% in U.S. dollars and 2% organically compared to 2019
●	GAAP diluted EPS of $3.91, up 4% compared to the prior year
●	Adjusted Diluted EPS of $3.74, unchanged from 2019
●	GAAP and Adjusted operating margin of 19.1% and 19.2%, respectively
●	Record operating and free cash flow of $1.592 billion and $1.328 billion, respectively

Wallingford, Connecticut, January 27, 2021. Amphenol Corporation (NYSE: APH) today reported fourth quarter 2020 results and announced a 2-for-1 stock split.

“While the COVID-19 pandemic continued to impact our business in the fourth quarter 2020, I am very proud that our team drove results that significantly exceeded our expectations, while still prioritizing the safety and health of our employees worldwide,” said Amphenol President and Chief Executive Officer, R. Adam Norwitt.

“We are pleased to have closed 2020 with record fourth quarter sales and Adjusted Diluted EPS exceeding the high end of our guidance. Sales increased by a strong 13% for the quarter, primarily driven by robust growth in the mobile devices, industrial and automotive markets, partially offset by declines in the commercial aerospace and mobile networks markets. For the full year 2020, sales were up 5% in U.S. dollars, resulting from strong growth in the mobile devices, IT data communications and industrial markets, partially offset by declines in the automotive, commercial air and mobile networks markets.”

“The Company continued to deploy its financial strength in a variety of ways to increase shareholder value in the fourth quarter. To that end, the Company purchased 1.5 million shares of its common stock for $182 million, bringing total share repurchases in 2020 to 6.0 million shares, or $641 million. The Company also paid dividends of $75 million, bringing total dividends paid in 2020 to $298 million, resulting in total capital returned to shareholders in 2020 of $939 million.”

“The Company remains focused on expanding its growth opportunities through a deep commitment to developing enabling technologies for customers in all markets, an ongoing strategy of market and geographic diversification and an active and successful acquisition program. To that end, we are particularly excited to have announced on December 9, 2020 a definitive agreement to acquire MTS Systems Corporation (Nasdaq: MTSC) (“MTS”), a leading global supplier of advanced test systems, motion simulators and precision sensors. Consistent with our plans to best position the MTS Test & Simulation business for future success, on January 19, 2021, we announced a definitive agreement to sell the MTS Test & Simulation business to Illinois Tool Works Inc. (NYSE: ITW) (“ITW”) following the close of the MTS acquisition. The MTS acquisition and related divestment are consistent with our strategy of continuing to expand our range of sensor and sensor-based products across a wide array of industries to further capitalize on the long-term growth potential of the electronics revolution. As previously indicated, the acquisition of MTS’s Sensors business is expected to be accretive to Amphenol’s earnings per share by approximately $0.10 in the first year after closing.”

“In addition to the MTS acquisition, we are excited to have closed two acquisitions this month, Positronic Industries Inc. (“Positronic”) and El-Cab Sp z.o.o. (“El-Cab”). Based in Missouri, Positronic designs and manufactures high-reliability harsh environment connectors for customers primarily in the military aerospace, IT data communications and industrial markets, with annual sales of approximately $80 million. El-Cab, which is based in Poland, manufactures cable assemblies and related products primarily serving the industrial market, with annual sales of $55 million. All of the acquisitions we have completed or signed in the last year strengthen the Company’s global capabilities and enhance our product offerings, while adding talented management teams to the Amphenol family. We look forward to continuing to create more value in the future by bringing additional outstanding businesses into Amphenol.”

2-for-1 Stock Split Announced

The Company also announced that the board of directors has approved a 2-for-1 stock split to be paid in the form of a dividend to shareholders of record as of February 16, 2021. The Company expects the additional shares will be distributed on March 4, 2021.

First Quarter 2021 Outlook

The ongoing and significant economic and public health uncertainties created by the COVID-19 pandemic make it difficult to accurately forecast the Company’s performance for the full year 2021. Accordingly, Amphenol is not providing full-year sales and EPS guidance at this time. Given the current demand environment and assuming no new material disruptions from the pandemic as well as constant exchange rates, for the first quarter 2021, Amphenol expects sales to be in the range of $2.120 billion to $2.180 billion, representing 14% to 17% growth over 2020, and Adjusted Diluted EPS in the range of $0.90 to $0.94, representing 27% to 32% growth over 2020. On a post-split basis, this would represent Adjusted Diluted EPS in the range of $0.45 to $0.47.

“Despite the challenges posed by the COVID-19 pandemic, we are encouraged by the platform of strength that has been created by the Company’s strong performance amidst the unprecedented uncertainties of 2020,” R. Adam Norwitt continued. “The electronics revolution continues to create exciting long-term growth opportunities for Amphenol across each of our diversified end markets, with customers driving their products and networks to achieve ever higher levels of performance. We believe these opportunities will enable a long-term increase in demand for our expanded range of high-technology interconnect, sensor and antenna products. Our ongoing actions to leverage our competitive advantages and create sustained financial strength, as well as our initiatives to expand our high-technology product offerings, both organically and through our acquisition program, have created an excellent base for future performance. I remain confident in the ability of our outstanding entrepreneurial management team to dynamically adjust to changing market conditions, to capitalize on the wide array of growth opportunities that arise even in times of crisis and to continue to generate strong financial performance. Most importantly, I continue to be truly grateful to our team for their extraordinary efforts to protect the safety and health of our employees around the world, while continuing to strongly support our customers and drive outstanding operating performance.”

Conference Call and Webcast Details

The Company will host a conference call to discuss its fourth quarter results at 1:00 PM (EST) Wednesday, January 27, 2021. The toll-free dial-in number to participate in this call is 888-455-0949; International dial-in number is +1-773-799-3973; Passcode: LAMPO. There will be a replay available until 11:59 PM (EST) on Saturday, February 27, 2021. The replay numbers are toll free 888-282-0034; International toll number is +1-402-998-0517; Passcode: 7183.

A live broadcast as well as a replay of the call can be accessed through the Investor Relations section of the company’s website at https://investors.amphenol.com.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release also contains certain non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol Corporation, Adjusted Effective Tax Rate and Adjusted Diluted EPS (collectively, “non-GAAP financial measures”), which are intended to supplement the reported GAAP results. Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Non-GAAP financial measures discussed within this press release exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded in the presentation of the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs and certain discrete tax items including but not limited to the excess tax benefits related to stock-based compensation as well as the impact of significant changes in tax law. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release. However, such non-GAAP financial measures should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items. The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with GAAP.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events and are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and financial condition as well as expectations regarding the anticipated timing or financial impact of the closing of certain acquisitions and divestitures, among other matters, may contain words and terms such as: “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “ongoing,” “optimistic,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other words and terms of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity or other financial matters, together with any forward-looking statements related in any way to the closing or financial impact of certain acquisitions and divestitures as well as the COVID-19 pandemic including its future impact on the Company. Although the Company believes the expectations reflected in such forward-looking statements including regarding the first quarter 2021 sales and Adjusted Diluted EPS expectations as well as the expected timing of the MTS acquisition and related ITW divestiture and the accretion attributable to the MTS Sensors business are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following: future risks and existing uncertainties associated with the COVID-19 pandemic, which continues to disrupt our operations including, depending on the specific location, government regulations that limit our ability to operate certain of our facilities at full capacity and to adjust certain costs, travel restrictions, “work-from-home” orders, supplier constraints, supply-chain interruptions, logistics challenges and limitations, and reduced demand from certain customers; uncertainties associated with a protracted economic slowdown that could negatively affect the financial condition of our customers; uncertainties and volatility in the global capital markets; political, economic, military and other risks in countries outside of the United States; the impact of general economic conditions, geopolitical conditions and U.S. trade policies, legislation, trade disputes, treaties and tariffs, including those affecting China, on the Company’s business operations; risks associated with the improper conduct by any of our employees, customers, suppliers, distributors or any other business partners which could impair our business reputation and financial results and could result in our non-compliance with anti-corruption laws and regulations of the U.S. government and various foreign jurisdictions; changes in exchange rates of the various currencies in which the Company conducts business; the Company’s ability to obtain a consistent supply of materials, at stable pricing levels; the Company’s dependence on sales to the communications industry, which markets are dominated by large manufacturers and operators who regularly exert significant pressure on suppliers, including the Company; changes in defense expenditures in the military market, including the impact of reductions or changes in the defense budgets of U.S. and foreign governments; the Company’s ability to compete successfully on the basis of technology innovation, product quality and performance, price, customer service and delivery time; the Company’s ability to continue to conceive, design, manufacture and market new products and upon continuing market acceptance of its existing and future product lines; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses, including the potential for the impairment of goodwill and other intangible assets; events beyond the Company’s control that could lead to an inability to meet its financial covenants which could result in a default under the Company’s revolving credit facility; the Company’s ability to access the capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; changes in interest rates; government contracting risks that the Company may be subject to, including laws and regulations governing performance of U.S. government contracts and related risks associated with conducting business with the U.S. government or its suppliers (both directly and indirectly); governmental export and import controls that certain of our products may be subject to, including export licensing, customs regulations, economic sanctions or other laws; cybersecurity threats or incidents that could arise on our information technology systems which could disrupt business operations and adversely impact our reputation and operating results and potentially lead to litigation and/or governmental investigations; changes in fiscal and tax policies, audits and examinations by taxing authorities, laws, regulations and guidance in the United States and foreign jurisdictions, including related interpretations of certain provisions of the U.S. Tax Cuts and Jobs Act of 2017; any difficulties in protecting the Company’s intellectual property rights; and litigation, customer claims, product recalls, governmental investigations, criminal liability or environmental matters including changes to laws and regulations to which the Company may be subject. In addition, the extent to which the COVID-19 pandemic will continue to impact our business and financial results going forward will be dependent on future developments such as the length and severity of the crisis, future government regulations and actions in response to the crisis, the timing, effectiveness and availability of vaccines, some of which have recently been approved for use, and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable. Forward-looking statements related to the acquisition of MTS and the divestiture of the Test & Simulation business to ITW are subject to a number of risks that include, but are not limited to: (i) the risk that the proposed merger between Amphenol and MTS, and/or the proposed subsequent sale of the MTS Test & Simulation business to ITW, may not be completed in a timely manner or at all, (ii) unanticipated difficulties or expenditures relating to the proposed transactions, the response of business partners and competitors to the announcement of the proposed transactions, potential disruptions to current plans and operations and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transactions and (iii) the failure of the transactions, if completed, to deliver the financial benefits to Amphenol currently anticipated by the Amphenol management team.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the Securities and Exchange Commission. These or other uncertainties may cause the Company’s actual future results to be materially different from those expressed in any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

1  All referenced non-GAAP financial measures are defined in the tables at the end of this press release.

Contact:

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net sales	$2,426.0	$2,151.0	$8,598.9	$8,225.4

Cost of sales	1,660.4	1,472.3	5,934.8	5,609.4

Gross profit	765.6	678.7	2,664.1	2,616.0

Acquisition-related expenses	11.5	—	11.5	25.4

Selling, general and administrative expenses	265.7	248.9	1,014.2	971.4

Operating income	488.4	429.8	1,638.4	1,619.2

Interest expense	(28.3)	(28.1)	(115.4)	(117.6)
Loss on early extinguishment of debt	—	—	—	(14.3)
Other income, net	0.1	0.9	3.6	8.6

Income before income taxes	460.2	402.6	1,526.6	1,495.9

Provision for income taxes (1)	(100.0)	(81.8)	(313.3)	(331.9)

Net income	360.2	320.8	1,213.3	1,164.0
Less: Net income attributable to noncontrolling interests	(3.2)	(2.1)	(9.9)	(9.0)

Net income attributable to Amphenol Corporation	$357.0	$318.7	$1,203.4	$1,155.0

Net income per common share - Basic	$1.19	$1.07	$4.04	$3.88

Weighted average common shares outstanding - Basic	299.3	297.2	298.0	297.5

Net income per common share - Diluted (2)	$1.15	$1.03	$3.91	$3.75

Weighted average common shares outstanding - Diluted	311.2	308.2	307.5	307.9

Dividends declared per common share	$0.29	$0.25	$1.04	$0.96

Note 1   Provision for income taxes for the three months ended December 31, 2020 and 2019 includes excess tax benefits related to stock-based compensation of $14.8 million ($0.05 per share) and $16.8 million ($0.05 per share), respectively.

Provision for income taxes for the twelve months ended December 31, 2020 and 2019 includes excess tax benefits related to stock-based compensation of $42.8 million ($0.14 per share) and $38.1 million ($0.12 per share), respectively. Provision for income taxes for the twelve months ended December 31, 2020 also includes a discrete tax benefit of $19.9 million ($0.06 per share) related to the settlements of refund claims in certain non-U.S. jurisdictions and the resulting adjustments to deferred taxes.

Note 2   Net income per share for the three months ended December 31, 2020 includes (i) the excess tax benefits related to stock-based compensation discussed in Note 1, partially offset by (ii) acquisition-related expenses of $11.5 million ($10.7 million after-tax or $0.03 per share) primarily comprised of external transaction costs related to acquisitions that were announced or closed. Net income per share for the three months ended December 31, 2019 includes the excess tax benefits related to stock-based compensation discussed in Note 1.

Net income per share for the twelve months ended December 31, 2020 includes (i) the discrete tax benefit and (ii) excess tax benefits related to stock-based compensation, each discussed in Note 1, partially offset by (iii) the acquisition-related expenses discussed above. Net income per share for the twelve months ended December 31, 2019 includes (i) the excess tax benefits related to stock-based compensation discussed in Note 1, partially offset by (ii) acquisition-related expenses of $25.4 million ($21.0 million after-tax or $0.07 per share) comprised of the amortization of $15.7 million related to the value associated with acquired backlog primarily from the SSI acquisition, as well as external transaction costs of $9.7 million and (iii) the refinancing-related costs of $14.3 million ($12.5 million after-tax or $0.04 per share) incurred in the third quarter of 2019 associated with the early extinguishment of debt.

Excluding these effects, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $1.13 and $0.98 for the three months ended December 31, 2020 and 2019, respectively, and $3.74 for both the twelve months ended December 31, 2020 and 2019.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	December 31,	December 31,
	2020	2019
ASSETS

Current Assets:
Cash and cash equivalents	$1,702.0	$891.2
Short-term investments	36.1	17.4
Total cash, cash equivalents and short-term investments	1,738.1	908.6
Accounts receivable, less allowance for doubtful accounts of $44.8 and $33.6, respectively	1,951.6	1,736.4
Inventories	1,462.2	1,310.1
Prepaid expenses and other current assets	338.9	256.1

Total current assets	5,490.8	4,211.2

Property, plant and equipment, less accumulated depreciation of $1,738.6 and $1,487.2, respectively	1,054.6	999.0
Goodwill	5,032.1	4,867.1
Other intangible assets, net	397.5	442.0
Other long-term assets	352.3	296.2

	$12,327.3	$10,815.5

LIABILITIES & EQUITY

Current Liabilities:
Accounts payable	$1,120.7	$866.8
Accrued salaries, wages and employee benefits	195.4	171.8
Accrued income taxes	112.6	127.9
Accrued dividends	86.8	74.4
Other accrued expenses	558.5	488.5
Current portion of long-term debt	230.3	403.3

Total current liabilities	2,304.3	2,132.7

Long-term debt, less current portion	3,636.2	3,203.4
Accrued pension and postretirement benefit obligations	228.6	198.8
Deferred income taxes	299.1	260.4
Other long-term liabilities	407.2	424.0

Equity:
Common stock	0.3	0.3
Additional paid-in capital	2,068.4	1,683.3
Retained earnings	3,705.4	3,348.4
Treasury stock, at cost	(111.1)	(70.8)
Accumulated other comprehensive loss	(278.1)	(430.9)

Total shareholders’ equity attributable to Amphenol Corporation	5,384.9	4,530.3

Noncontrolling interests	67.0	65.9

Total equity	5,451.9	4,596.2

	$12,327.3	$10,815.5

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Twelve Months Ended
	December 31,
	2020	2019
Cash from operating activities:
Net income	$1,213.3	$1,164.0
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	308.1	312.1
Stock-based compensation expense	70.5	63.0
Loss on early extinguishment of debt	—	14.3
Deferred income tax provision	30.8	15.2
Net change in components of working capital	(38.9)	(81.6)
Net change in other long-term assets and liabilities	8.2	15.3

Net cash provided by operating activities	1,592.0	1,502.3

Cash from investing activities:
Capital expenditures	(276.8)	(295.0)
Proceeds from disposals of property, plant and equipment	12.7	7.4
Purchases of short-term investments	(141.6)	(65.4)
Sales and maturities of short-term investments	123.2	61.6
Acquisitions, net of cash acquired	(50.4)	(937.4)
Other	(0.6)	—

Net cash used in investing activities	(333.5)	(1,228.8)

Cash from financing activities:
Proceeds from issuance of senior notes	942.3	1,398.8
Repayments of senior notes and other long-term debt	(404.4)	(1,111.5)
Borrowings under credit facilities	1,567.4	—
Repayments under credit facilities	(1,568.1)	—
(Repayments) borrowings under commercial paper programs, net	(385.8)	(229.0)
Payment of costs related to debt financing	(8.7)	(14.9)
Payment of premiums and fees related to early extinguishment of debt	—	(13.4)
Payment of acquisition-related contingent consideration	(75.0)	—
Payment of deferred purchase price related to an acquisition	(16.2)	—
Proceeds from exercise of stock options	385.7	246.1
Distributions to and purchases of noncontrolling interests	(14.9)	(43.3)
Purchase of treasury stock	(641.3)	(601.7)
Dividend payments	(297.6)	(279.5)

Net cash used in financing activities	(516.6)	(648.4)

Effect of exchange rate changes on cash and cash equivalents	68.9	(13.2)

Net change in cash and cash equivalents	810.8	(388.1)

Cash and cash equivalents balance, beginning of year	891.2	1,279.3

Cash and cash equivalents balance, end of year	$1,702.0	$891.2

Cash paid during the year for:
Interest	$104.8	$116.6
Income taxes, net	337.3	408.3

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net sales:
Interconnect Products and Assemblies	$2,330.5	$2,051.3	$8,229.9	$7,840.3
Cable Products and Solutions	95.5	99.7	369.0	385.1
Consolidated Net sales	$2,426.0	$2,151.0	$8,598.9	$8,225.4

Operating income:
Interconnect Products and Assemblies	$523.6	$450.5	$1,741.2	$1,722.7
Cable Products and Solutions	9.8	10.0	35.4	39.5
Stock-based compensation expense	(19.5)	(16.6)	(70.5)	(63.0)
Acquisition-related expenses	(11.5)	—	(11.5)	(25.4)
Other operating expenses	(14.0)	(14.1)	(56.2)	(54.6)
Consolidated Operating income	$488.4	$429.8	$1,638.4	$1,619.2

Operating margin (%):
Interconnect Products and Assemblies	22.5%	22.0%	21.2%	22.0%
Cable Products and Solutions	10.3%	10.0%	9.6%	10.2%
Stock-based compensation expense	-0.8%	-0.8%	-0.8%	-0.8%
Acquisition-related expenses	-0.5%	0.0%	-0.1%	-0.3%
Other operating expenses	-0.6%	-0.7%	-0.7%	-0.7%
Consolidated Operating margin (%)	20.1%	20.0%	19.1%	19.7%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. The following non-GAAP financial measures exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the periods presented:

	Three Months Ended December 31,
	2020					2019
			Net Income					Net Income
			attributable	Effective				attributable	Effective
	Operating	Operating	to Amphenol	Tax	Diluted	Operating	Operating	to Amphenol	Tax	Diluted
	Income	Margin (1)	Corporation	Rate (1)	EPS	Income	Margin (1)	Corporation	Rate (1)	EPS
Reported (GAAP)	$488.4	20.1%	$357.0	21.7%	$1.15	$429.8	20.0%	$318.7	20.3%	$1.03
Acquisition-related expenses	11.5	0.5	10.7	(0.4)	0.03	-	-	-	-	-
Excess tax benefits related to stock-based compensation	-	-	(14.8)	3.2	(0.05)	-	-	(16.8)	4.2	(0.05)
Adjusted (non-GAAP) (2)	$499.9	20.6%	$352.9	24.5%	$1.13	$429.8	20.0%	$301.9	24.5%	$0.98

	Twelve Months Ended December 31,
	2020					2019
			Net Income					Net Income
			attributable	Effective				attributable	Effective
	Operating	Operating	to Amphenol	Tax	Diluted	Operating	Operating	to Amphenol	Tax	Diluted
	Income	Margin (1)	Corporation	Rate (1)	EPS	Income	Margin (1)	Corporation	Rate (1)	EPS
Reported (GAAP)	$1,638.4	19.1%	$1,203.4	20.5%	$3.91	$1,619.2	19.7%	$1,155.0	22.2%	$3.75
Acquisition-related expenses	11.5	0.1	10.7	(0.1)	0.03	25.4	0.3	21.0	(0.1)	0.07
Loss on early extinguishment of debt	-	-	-	-	-	-	-	12.5	(0.1)	0.04
Excess tax benefits related to stock-based compensation	-	-	(42.8)	2.8	(0.14)	-	-	(38.1)	2.5	(0.12)
Discrete tax item	-	-	(19.9)	1.3	(0.06)	-	-	-	-	-
Adjusted (non-GAAP) (2)	$1,649.9	19.2%	$1,151.4	24.5%	$3.74	$1,644.6	20.0%	$1,150.4	24.5%	$3.74

(1)	While the terms “operating margin” and “effective tax rate” are not considered U.S. GAAP financial measures, for purposes of this table, we derive the reported (GAAP) measures based on GAAP results, which serve as the basis for the reconciliation to their comparable non-GAAP financial measure.

(2)	The definitions of non-GAAP financial measures used are as follows:

Adjusted Operating Income is defined as Operating Income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income attributable to Amphenol Corporation is defined as Net Income attributable to Amphenol Corporation (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Effective Tax Rate is defined as Provision for income taxes (as reported in the Condensed Consolidated Statements of Income) expressed as a percentage of Income before income taxes (as reported in the Condensed Consolidated Statements of Income), each excluding the income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share (as reported in accordance with U.S. GAAP), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented. Adjusted Diluted EPS is calculated as Adjusted Net Income attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Condensed Consolidated Statements of Income).

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - GUIDANCE

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined earlier as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Adjusted Diluted EPS, a non-GAAP financial measure, excludes income and expenses that are not directly related to the Company's operating performance during the periods presented. Items excluded in the presentation of this non-GAAP financial measure in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. Adjusted Diluted EPS is not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measure should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The Company excludes the above items in its guidance for the upcoming quarter only to the extent that the Company reasonably expects to record such items in the forward-looking period presented and such amounts are estimable. As the Company has not yet identified any such items for the forward-looking period presented, there are currently no reconciling items for the three months ended March 31, 2021.